Exhibit (i)(2)

Stradley Ronon Stevens & Young, LLP 100 Park Avenue, Suite 2000 New York, NY 10017 Telephone 212.812.4124 Fax 646.682.7180 www.stradley.com

David Stephens
Partner
dstephens@stradley.com
212.540.4569

March 14, 2025
Dreyfus Treasury Securities Cash Management
240 Greenwich Street
New York, New York 10286
Ladies and Gentlemen:
In connection with the filing of Post-Effective Amendment No. 67 to the Registration Statement on Form N-1A (File Nos. 33-25941; 811-05718) of Dreyfus Treasury Securities Cash Management (the "Registrant"), which you are about to file with the Securities and Exchange Commission, we hereby consent to the reference to our firm as "counsel" in the Statement of Additional Information of the Registrant incorporated by reference into the Registrant's Prospectus.
Very truly yours,
STRADLEY RONON STEVENS & YOUNG, LLP
By:	/s/ DAVID STEPHENS David Stephens